Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Mines Management, Inc. on Form S-3, of our report dated February 26, 2007, relating to the consolidated financial statements of Mines Management, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, as amended.  We also consent to the reference to us under the caption “Experts” in this Registration Statement.

/s/ LeMaster & Daniels PLLC
LeMaster & Daniels PLLC

December 13, 2007

Spokane, Washington